INDEMNIFICATION AGREEMENT


         This Indemnification Agreement (this "Agreement") is made this __ day of ____________, 1996, by and between Intelligent Electronics, Inc., a Pennsylvania corporation ("IE"), and XLConnect Solutions, Inc., a Pennsylvania corporation ("XLC").


                                    RECITALS

     A. XLC is a wholly-owned, indirect subsidiary of IE.

     B. IE and XLC intend to effect an initial public offering of shares of common stock of XLC (the "Offering").

     C. Upon completion of the Offering, XLC will cease to be a wholly-owned subsidiary of IE. Thereafter, IE intends to consider its options regarding its interest in XLC, including whether to retain its investment in XLC, to sell all or a portion of its remaining shares of common stock of XLC to the public in another public offering or to a strategic investor or to distribute pro rata to IE's shareholders its remaining shares in a tax-free or taxable distribution.

     D. In connection with the Offering, XLC has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act").

     E. Each of IE and XLC desires to indemnify the other, and to be indemnified by the other, against certain liabilities relating to, arising out of or resulting from their respective businesses, operations and assets and the above-mentioned registration statement, on the terms set forth in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania.

            (b) "Closing" means the consummation of the first purchase and sale of shares of common stock of XLC pursuant to the Offering.

            (c) "Closing Date" means the date on which the Closing occurs.



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            (d) "Code" shall means the Internal Revenue Code of 1986, as amended.

            (e) "Effective Date" means the date on which the purchase and sale of shares of common stock of XLC pursuant to the Offering first occurs.

            (f) "Excluded Employees" means all persons who as of the Closing Date are employees of both (i) any XLC Company and (ii) any IE Company.

            (g) "IE Companies" means (unless otherwise expressly provided) Intelligent Electronics, Inc. and each of its direct and indirect subsidiaries at the time of, or at any time after, the Closing, other than XLC and its subsidiaries.

            (h) "IE Employees" means all employees or former employees of any of the IE Companies other than the XLC Employees and the Excluded Employees.

            (i) "IE Guarantee" means any guarantee, surety or performance bond, letter of credit or other contractual arrangement in effect as of the Closing pursuant to which any IE Company has guaranteed or secured or caused a third party to guarantee or secure any liability or obligation of any XLC Company.

            (j) "IE Liabilities" means all Liabilities (other than Liabilities for Taxes that are allocated pursuant to the Tax Allocation Agreement or formerly conducted) relating to, resulting from or arising out of the businesses or operations conducted or formerly conducted or assets owned or formerly owned by any of the IE Companies, other than XLC Liabilities. "IE Liabilities" shall also include all liabilities for any benefits due and payable in respect of IE Employees under any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or formerly maintained by any of the IE Companies or such a plan maintained or formerly maintained by any of the IE Companies or, in respect of periods prior to the Closing Date, any of the XLC Companies in which any IE Employee has at any time participated, as well as any taxes, penalties, interest or other charges imposed by any governmental agency with respect to the maintenance and administration of any such plan, whether by any of the IE Companies or any of the XLC Companies; provided, however, that (i) any such liability for taxes, penalties, interest or other charges posed by any governmental agency with respect to any such employee benefit plan shall be limited to that portion of the tax, penalty, interest or other charge which bears the same relationship to the whole as the benefit liabilities under such plan attributable to IE Employees bears to all benefit liabilities under such plan, (ii) "IE Liabilities" shall include all taxes, penalties, interest and other charges imposed solely in relation to the participation of IE Employees and shall not include any taxes, penalties, interest or other charges imposed solely in relation to the participation of XLC Employees, and (iii) "IE Liabilities" shall not include any taxes, penalties, interest and other charges imposed as a result of any error or omission by XLC or its failure to take any action within XLC's exclusive control in connection with the maintenance and administration of any plan.



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            (k) "IE Securities Liabilities" means any Liability under the 1933
Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or any other federal or state securities law or regulation resulting from or arising out of the Offering and arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed with the Securities and Exchange Commission in connection with the Offering, or any amendment or supplement thereto (a "Registration Statement"), or in any prospectus relating to the Offering or in any amendment or supplement thereto (a "Prospectus"), or the omission or alleged omission to state in a Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements made therein not misleading, but only to the extent that such Liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission concerning the business and operations of any of the IE Companies or relating to any IE Employee or otherwise contained in material furnished in writing by IE expressly for use therein.

            (l) "Liabilities" means all liabilities and obligations, actual or contingent, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever and however arising, including all costs and expenses (including reasonable fees and disbursements of counsel) relating thereto, and including without limitation liabilities and obligations arising in connection with any actual or threatened claim, action, suit or proceeding by or before any court or regulatory or administrative agency or commission or any arbitration panel.

            (m) "Litigation" means any and all actions, suits, proceedings or claims which as of the date hereof are pending or threatened against IE or XLC or both of them, including without limitation those listed on Schedule A hereto.

            (n) "Registration Rights Agreement" means the Stock Registration and Option Agreement between IE and XLC dated as of the date hereof.

            (o) "Tax Allocation Agreement" means the Tax Allocation Agreement between IE and XLC dated as of the date hereof.

            (p) "Taxes" means any and all taxes (including interest, penalties and additions to tax), fees and charges (including sales, use, excise, value added, personal property and other taxes) imposed by any federal, state or local or government tax authority in the United States of America or by any foreign government or taxing authority.

            (q) "Trademark Litigation" means the activity commenced as a result of a letter dated April 17, 1996, from counsel for an entity named USConnect, Inc. ("USCI") to IE demanding that XLC cease using the term "XLCONNECT" either as a corporate name or as a service mark because such use was allegedly confusingly similar to USCI's use of the term "USCONNECT".



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            (r) "Underwriting Agreement" means the Underwriting Agreement between and among Alex. Brown & Sons Incorporated, Montgomery Securities and Janney Montgomery Scott Inc. (as representatives of the several underwriters) and IE and XLC dated _________ __, 1996.

            (s) "XLC Companies" means XLConnect Solutions, Inc. and each of its direct and indirect subsidiaries at the time of, or at any time after, the Closing.

            (t) "XLC Employees" means all employees or former employees of any of the XLC Companies other than any person who as of the Closing Date is an employee of any of the IE Companies.

            (u) "XLC Guarantee" means any guarantee, surety or performance bond, letter of credit or other contractual arrangement in effect as of the Closing pursuant to which any XLC Company has guaranteed or secured or caused a third party to guarantee or secure any liability or obligation of any IE Company.

            (v) "XLC Liabilities" means all Liabilities (other than Liabilities for Taxes that are allocated pursuant to the Tax Allocation Agreement) relating to, resulting from or arising out of the businesses or operations conducted or formerly conducted or assets owned or formerly owned by any of the XLC Companies. "XLC Liabilities" shall also include all liabilities for any benefits due and payable in respect of XLC Employees accruing from and after May 31, 1996, under any "employee benefit plan," as defined in Section 3(3) of ERISA, maintained or formerly maintained by any of the XLC Companies or any of the IE Companies in which any XLC Employee has at any time participated, as well as any taxes, penalties, interest or other charges imposed by any governmental agency and caused by or resulting from any action or omission by XLC with respect to the maintenance and administration of any such plan, whether by any of the IE Companies or any of the XLC Companies; provided, however, that (i) any such liability, including without limitation, liability for taxes, penalties, interest or other charges imposed by any governmental agency with respect to an employee benefit plan maintained or formerly maintained by any of the IE Companies shall be limited to that portion of such liability or other charge which bears the same relationship to the whole as the benefit liabilities under such plan attributable to XLC Employees bears to all benefit liabilities under such plan, (ii) "XLC Liabilities" shall include all taxes, penalties, interest and other charges imposed solely in relation to the participation of XLC Employees and shall not include any taxes, penalties, interest or other charges imposed solely in relation to the participation of IE Employees; and (iii) "XLC Liabilities" shall not include any taxes, penalties, interest and other charges imposed as a result of any error or omission by IE or failure to take any action within IE's exclusive control in connection with the maintenance and administration of any plan.

            (w) "XLC Securities Liabilities" means any Liability under the 1933 Act, the 1934 Act, or any other federal or state securities law or regulation resulting from or arising out of the Offering, including without limitation any such Liability arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or in any Prospectus, or (ii) the omission or alleged omission to state in a Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements made therein not misleading, but only to the extent that such Liability arises out of or is based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission concerning the businesses and operations of any of the XLC Companies, or relating to any XLC Employee or otherwise contained in material furnished in writing by XLC expressly for use therein.

         2. Indemnification by XLC. XLC shall indemnify, defend and hold harmless the IE Companies and the respective past, present and future directors, officers, employees, agents and representatives thereof (regardless in each case of whether any such person serves in one or more similar capacities for XLC and its subsidiaries) from and against any and all losses, claims, damages, liabilities, demands, suits and actions, including all reasonable attorneys' fees and disbursements and other costs and expenses incurred in connection therewith (collectively, "Indemnifiable Losses"), relating to, resulting from or arising out of (a) any XLC Liabilities, (b) any XLC Securities Liabilities, (c) any misrepresentation or material breach by XLC of any covenant of XLC, or any failure by XLC to satisfy any condition required to be satisfied by XLC, contained in this Agreement, the Underwriting Agreement or any other agreement executed by XLC in connection with the Offering, except to the extent that such misrepresentation, breach or failure was caused by or resulted from any statement, act or omission within the exclusive knowledge or control of IE, or (d) the Trademark Litigation.

         3. Indemnification by IE. IE shall indemnify, defend and hold harmless the XLC Companies and the respective past, present and future directors, officers, employees, agents and representatives thereof (regardless in each case of whether any such person serves in one or more similar capacities for IE and its subsidiaries) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of (a) any IE Liabilities, (b) any IE Securities Liabilities, or (c) any misrepresentation or material breach by IE of any covenant of IE, or any failure of IE to satisfy and condition required to be satisfied by IE, contained in this Agreement, the Underwriting Agreement, or any other agreement executed by IE in connection with the Offering, except to the extent that such misrepresentation, breach or failure was caused by or resulted from any statement, act or omission within the exclusive knowledge or control of XLC or (d) the Litigation, other than the Trademark Litigation.

         4. Guarantees

            (a) XLC shall use reasonable efforts to obtain promptly the release of each of the IE Companies from all of their respective obligations under or in respect of all material IE Guarantees, and IE shall cooperate with XLC in obtaining such releases, provided that neither party shall be required to incur any non-de minimis liability or unreimbursed expense in doing so. XLC shall indemnify, defend and hold harmless the IE Companies, and their respective directors, officers, employees, agents and representatives, from and against any Indemnifiable Losses relating to, resulting from, or arising out of, any IE Guarantee. IE shall not terminate unilaterally or withdraw any IE Guarantee and shall abide by the terms of the IE Guarantees. XLC shall reimburse each IE Company for its direct costs (or, in the case of an IE Guaranty that relates to both liabilities or obligations of both one or more XLC Companies and one or more third parties, a pro rata share of such direct costs), if any, of maintaining the IE Guarantees pending the procurement of the releases contemplated hereby.

            (b) IE shall use reasonable efforts to obtain promptly the release of each of the XLC Companies from all of their respective obligations under or in respect of all material XLC Guarantees, and XLC shall cooperate with IE in obtaining such releases, provided that neither party shall be required to incur any non-de minimis liability or unreimbursed expense in doing so. IE shall indemnify, defend and hold harmless XLC and its subsidiaries, and their respective directors, officers, employees, agents and representatives, from and against any Indemnifiable Losses relating to, resulting from, or arising out of, any XLC Guarantee. XLC shall not terminate unilaterally or withdraw any XLC Guarantee and shall abide by the terms of the XLC Guarantees. IE shall reimburse each XLC Company for its direct costs (or, in the case of an XLC Guaranty that relates to both liabilities or obligations of both one or more IE Companies and one or more third parties, a pro rata share of such direct costs), if any, of maintaining the XLC Guarantees pending the procurement of the releases contemplated hereby.

         5. Third Party Claims.

            (a) If any person entitled to indemnification under this Agreement (an "Indemnitee") receives notice of the assertion of any claim or of the commencement of any action or proceeding by any person that is not a party to this Agreement or a subsidiary of any such party (a "Third Party Claim") against such Indemnitee, the Indemnitee shall promptly provide written notice thereof (including a description of the Third Party Claim and an estimate of any Indemnifiable Losses (which estimate shall not be conclusive as to the final amount of such Indemnifiable Losses) to the party required to provide indemnification under this Agreement (the "Indemnifying Party") within ten (10) Business Days after the Indemnitee's receipt of notice of such Third Party Claim. Any delay by the Indemnitee in providing such written notice shall not relieve the Indemnifying Party of any liability for indemnification hereunder except to the extent that the rights of the Indemnifying Party are materially prejudiced by such delay.

            (b) The Indemnifying Party shall have the right to participate in or, by giving written notice to the Indemnitee, to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel (which shall be reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense. The Indemnifying Party shall not be liable for any legal expenses incurred by the Indemnitee after the Indemnitee has received notice of the Indemnifying Party's intent to assume the defense of a Third Party Claim; provided, however, that if the Indemnifying Party fails to take steps reasonably necessary to diligently pursue the defense of such Third Party Claim within ten (10) Business Days of receipt of notice from the Indemnitee that such steps are not being taken, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for the reasonable costs thereof.


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            (c) The Indemnifying Party may settle any Third Party Claim which it has elected to defend so long as the written consent of the Indemnitee to such settlement is first obtained (which consent shall not be unreasonably withheld). The Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

            (d) In the event that a Third Party Claim involves a proceeding as to which both IE and XLC may be Indemnifying Parties, the parties hereto agree to cooperate in good faith in a joint defense of such Third Party Claim.

         6. Contribution. If the indemnification provided for in this Agreement with respect to XLC Securities Liabilities or IE Securities Liabilities is for any reason held by a court or other tribunal to be unavailable on policy grounds or otherwise, IE and XLC shall contribute to any Indemnifiable Losses relating to, resulting from or arising out of the XLC Securities Liabilities or the IE Securities Liabilities in such proportion as to reflect each party's relative fault in connection with such Indemnifiable Losses. The relative fault of the parties shall be determined by reference to, among other things, whether the conduct or information giving rise to the Indemnifiable Losses is attributable to IE or XLC and each party's relative intent, access to information and opportunity to prevent or correct the Indemnifiable Losses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who is not guilty of fraudulent misrepresentation.

         7. Allocations Relating to Excluded Employees. Liabilities for any benefits due and payable in respect of Excluded Employees under any "employee benefit plan," as defined in Section 3(3) of ERISA, maintained or formerly maintained by any of the XLC Companies or any of the IE Companies in which any Excluded Employee has at any time participated shall be allocated as between the XLC Companies, on the one hand, and the IE Companies, on the other hand as follows: (a) to the extent such liabilities are directly attributable to periods prior to the Closing Date, they shall be allocated entirely to the IE Companies;
(b) to the extent such liabilities are directly attributable to periods on or after the Closing Date and are directly attributable to an Excluded Employee's service to one or more XLC Companies on the one hand or one or more IE Companies on the other hand, they shall be allocated entirely to the XLC Companies or the IE Companies, respectively; and (c) in all other events, such liabilities shall be allocated in a manner as nearly proportionate to the services rendered by such Excluded Employee to the XLC Companies and the IE Companies, respectively, as may be practicable under the circumstances or as otherwise mutually agreed by XLC and IE. Liabilities allocated to the XLC Companies pursuant to this Section 7 shall be deemed to be XLC Liabilities for all purposes of this Agreement, and liabilities allocated to the IE Companies pursuant to this Section 7 shall be deemed to be IE Liabilities for all purposes of this Agreement.

         8. Cooperation. So long as any books, records and files retained after the Closing Date by IE (or any of the other IE Companies), on the one hand, or XLC (or any of the other XLC Companies), on the other hand, relating to the businesses, operations or assets of the other party and its subsidiaries (including any books, records and files retained by the XLC Companies relating to the conduct of their businesses or operations or the ownership of their assets prior to the Closing) remain in existence and available, such other party shall have the right upon prior written notice to inspect and copy the same at any time during business hours for any proper purpose, provided that such right will not extend to any books, records or files the disclosure of which in accordance herewith would result in a waiver of the attorney-client, work product or other privileges which permit non-disclosure of otherwise relevant material in litigation or other proceedings, or which are subject on the date hereof and at the time inspection is requested to a non-disclosure agreement with a third party and a waiver cannot reasonably be obtained. IE and XLC agree that neither they nor any of their subsidiaries shall destroy any such books, records or files without reasonable notice to the other party or if such party receives within ten (10) Business Days of such notice any reasonable objection from the other party to such destruction. Except in the case of dispute between the parties hereto, IE and XLC shall cooperate with one another in a timely manner in any administrative or judicial proceeding involving any matter affecting the actual or potential liability of either party hereunder. Such cooperation shall include, without limitation, making available to the other party during normal business hours all books, records and information, and officers and employees (without substantial disruption of operations or employment) necessary or useful in connection with any inquiry, audit, investigation or dispute, any litigation or any other matter requiring any such books, records, information, officers or employees for any reasonable business purpose. The party requesting or otherwise entitled to any books, records, information, officers or employees pursuant to this Section 7 shall bear all reasonable out-of-pocket costs and expenses (except for salaries, employee benefits and general overhead) incurred in connection with providing such books, records, information, officers or employees.

         9. Effectiveness. This Agreement shall become effective on the Closing Date.

         10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto to any other person except that either party may assign this Agreement to any of its affiliates.

         11. No Third-Party Beneficiaries. Except for the persons entitled to indemnification pursuant to Section 2 or Section 3 hereof, each of whom is an intended third-party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

         12. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.



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



         13. Amendment. This Agreement may not be amended except by an instrument signed by the parties hereto.

         14. Waivers. Either party hereto may (i) extend the time for the performance off any of the obligations or other act of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein, or (iii) waive compliance with any of the agreements contained herein. No waiver shall be effective unless signed by the parties hereto. No waiver of any term shall be construed as a subsequent waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

         15. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

         16. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         17. Notices. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, (iii) if sent by FedEx or equivalent courier service, on the next business day, or (iv) if by telecopier, upon receipt by the sender of confirmation of successful transmission. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

                  If to IE:        Intelligent Electronics, Inc.
                                   411 Eagleview Boulevard
                                   Exton, PA 19341
                                   Attn: President
                                   Telecopy No.: (610) 458-0599

                  If to XLC:       XLConnect Solutions, Inc.
                                   411 Eagleview Boulevard
                                   Exton, PA 19341
                                   Attn: President
                                   Telecopy No.: (610) 458-0599

            18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws of such Commonwealth.



            19. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

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            IN WITNESS WHEREOF, the parties have duly executed this
Indemnification Agreement as of the date first above written.

INTELLIGENT ELECTRONICS, INC.


                                  By:_______________________________________
                                       Name:
                                       Title:


                                  XLCONNECT SOLUTIONS, INC.


                                  By:_______________________________________
                                       Name:
                                       Title:




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                                   SCHEDULE A

                                   LITIGATION



                                      A-1